Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of New Hampshire Thrift Bancshares, Inc. of our report dated March 13, 2007 relating to the consolidated balance sheets of New Hampshire Thrift Bancshares, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2006, which appears in New Hampshire Thrift Bancshares, Inc’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

April 3, 2007

83 PINE STREET  •   WEST PEABODY, MASSACHUSETTS 01960-3635  •  TELEPHONE (978) 535-0206  •  FACSIMILE (978) 535-9908

smc@shatswell.com                            www.shatswell.com